UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2024
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue		92617
Irvine, California
(Address of principal executive offices)		(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Skyworks Solutions, Inc. (the “Company”) held on May 14, 2024 (the “Annual Meeting”), the Company’s stockholders approved the Second Amended and Restated 2015 Long-Term Incentive Plan (the “Second Amended and Restated Plan”), which had previously been adopted by the Company’s Board of Directors subject to stockholder approval. The description of the Second Amended and Restated Plan contained on pages 75 to 83 of the Company’s Proxy Statement for the 2024 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2024, in connection with the Annual Meeting (the “Proxy Statement”), is incorporated herein by reference. A complete copy of the Second Amended and Restated Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders were asked to consider and vote on eleven proposals that are described in the Proxy Statement. The results of the voting on each of those proposals were as follows:

1.The Company’s stockholders elected each of Alan S. Batey, Kevin L. Beebe, Liam K. Griffin, Eric J. Guerin, Christine King, Suzanne E. McBride, David P. McGlade, Robert A. Schriesheim, and Maryann Turcke to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

The voting results with respect to each director elected at the Annual Meeting are set forth in the following table:

Nominees	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Alan S. Batey	119,760,761	1,944,951	209,241	16,327,844
Kevin L. Beebe	113,808,238	7,900,199	206,516	16,327,844
Liam K. Griffin	112,109,502	9,578,943	226,508	16,327,844
Eric J. Guerin	121,019,534	692,370	203,049	16,327,844
Christine King	117,822,896	3,893,924	198,133	16,327,844
Suzanne E. McBride	120,171,704	1,541,995	201,254	16,327,844
David P. McGlade	113,640,103	8,062,960	211,890	16,327,844
Robert A. Schriesheim	116,346,490	5,324,008	244,455	16,327,844
Maryann Turcke	120,018,727	1,690,559	205,667	16,327,844

2.The Company’s stockholders ratified the selection by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s 2024 fiscal year.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
127,749,258	10,196,514	297,025	0

3.The Company’s stockholders voted to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
107,462,594	14,183,606	268,753	16,327,844

4.The Company’s stockholders did not approve an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), to eliminate the supermajority vote provisions relating to stockholder approval of a merger or consolidation, disposition of all or substantially all of the Company’s assets, or issuance of a substantial amount of the Company’s securities.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
120,931,042	761,538	222,373	16,327,844

5.The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provisions relating to stockholder approval of a business combination with any related person.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
120,915,838	775,223	223,892	16,327,844

6.The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provision relating to stockholder amendment of Charter provisions governing directors.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
120,876,564	800,166	238,223	16,327,844

7.The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provision relating to stockholder amendment of the Charter provision governing action by stockholders.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
120,879,850	790,952	244,151	16,327,844

8.The Company’s stockholders voted to approve the Second Amended and Restated Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
112,886,177	8,722,470	306,306	16,327,844

9.The Company’s stockholders voted to approve the Amendment to the Company’s 2002 Employee Stock Purchase Plan, as amended.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
120,885,449	794,625	234,879	16,327,844

10.The Company’s stockholders did not approve a stockholder proposal regarding named executive officer termination payments.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
9,204,850	112,403,841	306,262	16,327,844

11.The Company’s stockholders did not approve a stockholder proposal regarding adoption of greenhouse gas emissions reduction targets.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
37,394,404	82,336,206	2,184,343	16,327,844

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Second Amended and Restated 2015 Long-Term Incentive Plan (incorporated by reference to Annex 1 to the Company’s Definitive Proxy Statement filed with the SEC on March 28, 2024)
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 17, 2024	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary